[WEIL, GOTSHAL & MANGES LETTERHEAD]

                                      June 15, 1994

     Dresser Industries, Inc.
     2001 Ross Avenue
     Dallas, Texas 75201

     Gentlemen:

       You have requested our opinion regarding certain federal income tax consequences of the Consent Solicitation with respect to the 8% Senior Notes of Baroid Corporation ("Baroid").

       In formulating our opinion as to the matters certified, we have examined such documents as we have deemed appropriate, including the Registration Statement of Dresser Industries, Inc. ("Dresser") and Baroid on Form S-4 (Registration No. 33-53077) dated April 11, 1994, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended to the date hereof (such Registration Statement as so amended being referred to hereinafter as the "Registration Statement"). Also, we have obtained such additional information as we have deemed relevant and necessary through consultation with various officers and representatives of Dresser and Baroid.

       The terms of the Consent Solicitation, which are set forth in the Registration Statement, are incorporated herein by reference. Based upon the terms of the Consent Solicitation as set forth Registration Statement, it is our opinion that the discussion set forth under the heading "Certain Federal Income Tax Consequences" in the Registration Statement accurately describes, in all material respects, the material federal income tax consequences of the adoption of the Proposed Amendment and the Guarantee and the payment of the Consent Fee. Because of the absence of final Treasury Regulations, however, no opinion is expressed as to whether the Proposed Amendment and the Guarantee and the payment of the Consent
 Fee result in a deemed exchange for federal income tax purposes. Further, because of the lack of direct authority concerning the issue, no opinion is expressed as to the federal income tax consequence of the receipt of the Consent Fee.






       The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder (including proposed Treasury Regulations), published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to herein.

       We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm therein.

                               Very truly yours,

                               /s/ Weil, Gotshal & Manges